PRIME HOSPITALITY CORP. SIGNS NEW CREDIT
                    AGREEMENT AND ANNOUNCES REDEMPTION OF ITS
                      9 1/4% FIRST MORTGAGE NOTES DUE 2006

FAIRFIELD, N.J., July 23 /PRNewswire-FirstCall/ -- Prime Hospitality Corp. (NYSE: PDQ) announced today the execution of a $125,000,000 senior revolving credit facility with a syndicate of financial institutions. The credit facility consists of a four-year, $125,000,000 revolving line of credit, which under certain circumstances may be increased by an aggregate principal amount not to exceed $125,000,000 and is secured by the equity interests of certain of Prime Hospitality's subsidiaries.

     The credit agreement contains loan covenants customary for a credit facility of this size and nature, including but not limited to, limitations on making capital expenditures, selling or transferring assets, making certain investments (including acquisitions) and incurring additional indebtedness and liens. In addition, the credit agreement provides for the redemption of Prime Hospitality's 9-1/4% First Mortgage Notes Due 2006 on or before September 5, 2002. Proceeds from the credit facility will be used to redeem the 9-1/4% First Mortgage Notes, to pay associated transaction costs and to provide financing for working capital and other general corporate purposes.

     "We, at Prime, are pleased that our new revolving credit facility has been successfully completed," said Douglas Vicari, Senior Vice President and Chief Financial Officer. "The new facility will be put to use immediately by redeeming our existing 9-1/4% First Mortgage Notes due 2006, which will result in significant interest savings for our company. The new senior structure fits well into our capital structure and will be an important component in helping the company achieve its objectives over the next four years."

     CIBC World Markets acted as lead arranger and is administrative agent for the new facility.

     In connection with the execution of the credit agreement, Prime Hospitality also announced today that it has notified the trustee that it is calling for redemption on August 21, 2002 of all of its outstanding 9-1/4% First Mortgage Notes. The redemption price shall be 103.083% of the principal amount of the 9-1/4% First Mortgage Notes, plus accrued and unpaid interest, to, but not including, the date of redemption.

     Wells Fargo Bank Minnesota, N.A. will act as the paying agent and trustee in connection with the redemption. Questions concerning the redemption may be directed to Wells Fargo Bank Minnesota, N.A., Bondholder Communications, at
(800) 344-5128.



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     Prime Hospitality has instructed the trustee to mail the redemption notice to the registered holders of the 9-1/4% First Mortgage Notes. This press release does not constitute a call for redemption.

     Prime Hospitality Corp., one of the nation's premiere lodging companies, owns, manages, develops and franchises 238 hotels throughout the United States. Prime Hospitality owns and operates two proprietary brands, AmeriSuites(R) (all-suites) and Wellesley Inns & Suites(R) (limited-service). Also within Prime Hospitality's portfolio are owned and/or managed hotels operated under franchise agreements with national hotel chains including Hilton, Radisson, Sheraton, Holiday Inn and Ramada.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause Prime Hospitality's actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information about Prime Hospitality's possible or assumed future results of operations and statements preceded by, followed by or that include the words "expect," "intend," "plan," or similar expressions, or the negative thereof. Actual results may differ materially from those expressed in these forward-looking statements. Readers of this press release are cautioned not to unduly rely on any forward-looking statements.